Exhibit 10.3

CBRE GROUP, INC.

2012 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNITS

GRANT NOTICE

CBRE Group, Inc. (the “Company”), pursuant to its 2012 Equity Incentive Plan (the “Plan”), hereby grants to the “Participant” identified below an award (the “Award”) of that number of Restricted Stock Units set forth below (the “Units”). In general, each Unit is the right to receive one (1) share of the Company’s Class A Common Stock (the “Shares”) at the time such Unit vests. This Award is subject to all of the terms and conditions set forth herein and in the Restricted Stock Unit Agreement (the “Agreement”) and the Plan (collectively, the “Award Documents”), both of which are attached hereto and incorporated herein in their entirety.

Grant Date:

Vesting Commencement Date:

Number of Units Subject to Award:

Vesting Schedule:	Subject to Section 4 of the Agreement, one-fourth (1/4th) of the Units subject to the Award shall vest on each anniversary of the Vesting Commencement Date over a period of four (4) years, provided that the Company’s EBITDA, as adjusted, for the period beginning on [July 1, ] and ending on [June 30, ] (the “Performance Period”) is at least $[ ][1] (the “EBITDA Goal”).

The determination of whether the Company has achieved the EBITDA Goal will be made by the Compensation Committee following the end of the Performance Period, but by no later than the first anniversary of the Vesting Commencement Date. If the Company does not meet the EBITDA Goal, the Award will terminate on the date of such determination and Participant will have no further right, title or interest in or to the Award or the Units or underlying Shares subject to the Award.

For purposes of the Award, “EBITDA, as adjusted” is defined as the Company’s earnings before net interest expense, write off of financing costs, income taxes, depreciation and

[1]	Figure is variable from grant year to grant year.

amortization, as adjusted to remove the impact of certain cash and non-cash charges in accordance with the Plan, and publicly reported by the Company as “EBITDA, as adjusted” for each applicable period within the Performance Period.

Consideration:	No payment is required for the Shares, although payment may be required for the amount of any withholding taxes due as a result of the delivery of the Shares as described in greater detail in the Agreement.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of the Award Documents and the Plan’s Prospectus, and understands and agrees to terms set forth in the Award Documents. Participant acknowledges that he or she is accepting the Award by electronic means and that such electronic acceptance constitutes Participant’s agreement to be bound by all of the terms and conditions of the Award Documents. By accepting the Award, Participant consents to receive any documents related to participation in the Plan and the Award by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Participant also acknowledges that this Grant Notice must be returned to the Company (including through electronic means). Participant further acknowledges that as of the Grant Date, the Award Documents set forth the entire understanding between Participant and the Company regarding the acquisition of Units and Shares and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only, if any:

OTHER AGREEMENTS:

ATTACHMENTS:

I.	Restricted Stock Unit Agreement
II.	CBRE Group, Inc. 2012 Equity Incentive Plan

CBRE GROUP, INC.

2012 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the provisions of the Company’s 2012 Equity Incentive Plan (“Plan”), the terms of the Grant Notice to which this Restricted Stock Unit Agreement is attached (“Grant Notice”) and this Restricted Stock Unit Agreement (“Agreement”), CBRE Group, Inc. (the “Company,” and together with its Subsidiaries and Affiliates, the “Company Group”) grants you that number of Restricted Stock Units (the “Units”) as set forth in the Grant Notice as of the date specified in the Grant Notice (“Grant Date”). Defined terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1. THE AWARD. The Company hereby awards to you the aggregate number of Units specified in your Grant Notice. Each Unit is the right to receive one (1) share of the Company’s Class A Common Stock (the “Shares”) on the Vesting Date (as defined below). The Units and the Shares are awarded to you in consideration for your continued service to the Company or the Company Group.

2. DOCUMENTATION. As a condition to the award of the Units and the Shares, you agree to execute the Grant Notice and to deliver the same to the Company (including through electronic means), along with such additional documents as the Committee may require, within the time period prescribed by the Company or else this Award shall be forfeited without consideration. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and the Award by electronic means or request your consent to participate in the Plan by electronic means. By accepting the Award, you consent to receive such documents by electronic delivery and agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

3. CONSIDERATION FOR THE AWARD. No cash payment is required for the Units or the Shares, although you may be required to tender payment in cash or other acceptable form of consideration for the amount of any withholding taxes due as a result of delivery of the Shares.

4. VESTING. Except as otherwise specified in this Agreement and the Plan, the Units will vest as provided in the Grant Notice (the “Vesting Date”). Any Units which have not vested as of the date of your termination of Continuous Service shall thereupon be forfeited immediately and without any further action by the Company, except as otherwise directed by the Committee; provided, however, that:

(a) If your Continuous Service terminates due to your death or Disability (as defined below) after the Vesting Commencement Date, the following number of unvested Units automatically will become vested, provided that the Company achieves the EBITDA Goal:

Grant Date: [                    ,             ]

(i) If such termination occurs within 12 months following the Vesting Commencement Date, the number of unvested Units that will become vested will be equal to (x) the number of days that have elapsed from the Vesting Commencement Date through the date of your termination of Continuous Service divided by 365, multiplied by (y) the number of Units subject to your Award, rounded down to the nearest whole Unit, and such vesting will occur (1) as of the date the Committee determines that the Company has achieved the EBITDA Goal (in accordance with the Grant Notice) if your termination of Continuous Service occurs prior to such determination date (and such determination date will be deemed to be the “Vesting Date” for purposes of such Units) or (2) as of the date of your termination of Continuous Service if such termination occurs on or after the date the Committee determines that the Company has achieved the EBITDA Goal (in accordance with the Grant Notice) (and such termination date will be deemed to be the “Vesting Date” for purposes of such Units); or

(ii) If such termination occurs more than 12 months following the Vesting Commencement Date, the number of unvested Units that will become vested will be equal to all of the unvested Units subject to your Award, and such vesting will occur as of the date of your termination of Continuous Service (and such date will be deemed to be the “Vesting Date” for purposes of such Units).

The Award will immediately terminate following such vesting and the issuance of Shares pursuant to Section 6 below.

For purposes of the Award, “Disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(b) If, after the Vesting Commencement Date, (1) your Continuous Service terminates due to your Retirement (as defined below), and (2) (x) after such termination through the applicable Vesting Date you have at all times satisfied certain noncompetition, nonsolicitation and confidentiality conditions imposed by the Company (in its sole discretion) upon or promptly following such termination and (y) you provide the Company with a certification (in a form acceptable to the Company) that you have satisfied all such conditions during such period, the following number of unvested Units will continue to vest as provided in the Grant Notice, provided that the Company achieves the EBITDA Goal:

(i) If such termination occurs within 12 months following the Vesting Commencement Date, the number of unvested Units that will continue to vest as provided in the Grant Notice will be equal to (x) the number of days that have elapsed from the Vesting Commencement Date through the date of your termination of Continuous Service divided by 365, multiplied by (y) the number of Units subject to your Award, rounded down to the nearest whole Unit; or

(ii) If such termination occurs more than 12 months following the Vesting Commencement Date, the number of unvested Units that will continue to vest as provided in the Grant Notice will be equal to all of the unvested Units subject to your Award.

Grant Date: [                    ,             ]

For purposes of the Award, “Retirement” means your voluntary termination of Continuous Service at age 62 or older with at least ten years of Continuous Service.

With respect to the vesting of this Award, the provisions of this Section 4 shall apply and supersede the terms of any other plan, program or arrangement maintained by the Company or the Company Group or any other agreement between you and the Company or the Company Group.

5. NUMBER OF SHARES AND PURCHASE PRICE. The number of Shares subject to your Award may be adjusted from time to time pursuant to the provisions of Section 13 of the Plan.

6. ISSUANCE AND CERTIFICATES. The Company will deliver to you a number of Shares equal to the number of vested Units subject to your Award, including any additional Units received pursuant to Section 5 above that relate to such vested Units, as soon as reasonably practicable after the applicable Vesting Date, but in no event later than December 31 of the calendar year in which the applicable Vesting Date occurs. However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day. Notwithstanding the foregoing, in the event that (i) you are subject to the Company’s policy permitting officers and directors to sell Shares only during certain “window periods,” as in effect from time to time (the “Policy”), or you are otherwise prohibited from selling Shares in the open market, and any Shares subject to your Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you or a day on which you are permitted to sell Shares pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Policy, or does not occur on a date when you are otherwise permitted to sell Shares in the open market, and (ii) the Company elects not to satisfy its tax withholding obligations by withholding Shares from your distribution, then such Shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first business day of the next occurring open “window period” applicable to you pursuant to the Policy (regardless of whether you are still providing Continuous Service at such time) or the next business day when you are not prohibited from selling Shares in the open market, but in no event later than December 31 of the calendar year in which the applicable Vesting Date occurs.

There are no certificates evidencing the Units. Certificates evidencing the Shares to be delivered pursuant to this Agreement shall be issued by the Company and shall be registered in your name.

7. TRANSFER RESTRICTIONS. The Units are non-transferable. Shares that are received under your Award are subject to the transfer restrictions set forth in the Plan and any transfer restrictions that may be described in the Company’s bylaws or charter or insider trading policies in effect at the time of the contemplated transfer.

8. NO RIGHTS AS A STOCKHOLDER. A Unit (i) does not represent an equity interest in the Company, and (ii) carries no voting, dividend or dividend equivalent rights. You will not have an equity interest in the Company or any of such shareholder rights, unless and until the Shares are delivered to you in accordance with this Agreement.

Grant Date: [                    ,             ]

9. SECURITIES LAWS. Upon the delivery of the Shares, you will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

10. LEGENDS ON CERTIFICATES. The certificates representing the Shares delivered to you as contemplated by this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11. AWARD NOT A SERVICE CONTRACT AND NO ENTITLEMENT TO FUTURE GRANTS. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation or right to continued employment or service with or to the Company Group. In addition, nothing in your Award shall obligate the Company, its stockholders, its Board or employees to continue any relationship that you might have as a member of the Company’s Board of Directors, as an employee or as any other type of service provider for the Company. You acknowledge and agree that this Award was granted in the Committee’s discretion and that neither the grant of this Award nor the issuance of any Shares pursuant to this Award creates any entitlement to or expectation of any future grant of Units or any future benefits in lieu of Units.

12. TAX CONSEQUENCES. You are responsible for any taxes due in connection with your receipt of this Award, including the vesting of such Award and delivery of Shares, and for declaring the Award to the relevant tax authority to which you are subject, if required.

13. WITHHOLDING OBLIGATIONS.

(a) At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize the Company to satisfy its withholding obligations, if any, from payroll and any other amounts payable to you (or, in the Company’s discretion, from Shares that become deliverable upon vesting under this Award), and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the grant of or vesting of your Award or the delivery of Shares under the Award.

(b) Unless the tax withholding obligations of the Company, if any, are satisfied, the Company shall have no obligation to issue a certificate for such Shares or release such Shares.

14. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be delivered by hand or sent by overnight courier, certified or registered mail, return receipt requested, postage prepaid, or electronic mail and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

Grant Date: [                    ,             ]

15. MISCELLANEOUS.

(a) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Committee to carry out the purposes or intent of this “Award” (as defined in the Grant Notice to which this Agreement is attached).

(b) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(c) The waiver by either party of compliance with any provision of the Award by the other party shall not operate or be construed as a waiver of any other provision of the Award, or of any subsequent breach by such party of a provision of the Award.

16. GOVERNING PLAN DOCUMENT. Your Award is subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Plan and any other document, the provisions of the Plan shall control.

17. DATA PRIVACY CONSENT. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Award Documents (“Data”) by and among, as applicable, the Company, Company Group, and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that Company and the Company Group may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security number, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Company or Company Group, details of all Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan.

You understand that Data will be transferred to Morgan Stanley Smith Barney, LLC (“MSSB”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, MSSB and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any

Grant Date: [                    ,             ]

necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Company or Company Group will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Awards or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Grant Date: [                    ,             ]